12527125-6 SECOND AMENDED AND RESTATED BYLAWS OF IZEA WORLDWIDE, INC. (a Nevada corporation) ARTICLE I STOCKHOLDERS 1.1 CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the Chief Executive Officer or a President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Chapter 78 of the General Corporation Law of Nevada (the “Private Corporations Law”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares. 1.2 UNCERTIFICATED SHARES. Subject to any conditions imposed by the Private Corporations Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the Private Corporations Law. 1.3 FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation

2 12527125-6 and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose. 1.4 STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. 1.5 RECORD DATE FOR STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Private Corporations Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Private Corporations Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. 1.6 MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the articles of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Private Corporations Law confers such rights notwithstanding that the incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting

3 12527125-6 rights under the provisions of the articles of incorporation, except as any provision of law may otherwise require. 1.7 STOCKHOLDER MEETINGS. A. TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors. B. PLACE. Annual meetings and special meetings may be held at such place, either within or without the State of Nevada, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Nevada. The Board of Directors may also, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 78.320 of the Private Corporations Law. If a meeting by remote communication is authorized by the Board of Directors in its sole discretion, and subject to guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation. C. CALL. Annual meetings and special meetings may be called only by the Chairperson of the Board, the Chief Executive Officer, or by a majority of the Board of Directors. D. NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, which shall state the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Private Corporations Law. Except as otherwise provided by the Private Corporations Law, the written notice of any meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Whenever notice is required to be given under the Private Corporations Law,

4 12527125-6 articles of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the articles of incorporation or these Bylaws. E. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders. F. CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and, if present and acting, the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the Chief Executive Officer, President, an Executive Vice-President, or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the stockholders. The Secretary of the corporation, or in such Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson of the meeting shall appoint a secretary of the meeting. G. PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making the determination shall

5 12527125-6 specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 78.355 of the Private Corporations Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. H. INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. I. QUORUM. Except as the Private Corporations Law may otherwise provide, the holders of a thirty- three and one-third percent (33 1/3%) of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. J. VOTING. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Private Corporations Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot. 1.8 ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at any meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the Board of Directors; or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.8. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation no earlier than the close of business on the one hundred twentieth (120th) day and no later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the case of the annual meeting of stockholders of the Company to be held in 2024, such notice must be received no earlier than the close of business thirty (30) days after the Company’s public announcement of the adoption of these Bylaws and no later than the close of business thirty (30) days thereafter; and provided, further that, other than with respect to the annual meeting

6 12527125-6 of stockholders of the Company to be held in 2024, in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date or if the corporation has not previously held an annual meeting, such notice by the stockholder to be timely must be received by the Secretary at the principal executive offices of the corporation no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and no later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of a postponement or adjournment or any other delay of an annual meeting to a later date or time commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must set forth the following: A. as to each person whom the stockholder proposes to nominate for election or reelection as a director: 1. such person’s name, age, business address, residence address and principal occupation or employment; 2. the class and number of shares of the corporation that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including, without limitation, the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the corporation’s securities; 3. all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”); 4. such person’s written consent (x) to being named in the proxy statement as a nominee of such stockholder, (y) to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act and (z) to serving as a director of the corporation if elected; 5. any direct or indirect compensatory, payment, indemnification or other agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Arrangement”); and 6. a description of any other material relationships between such person and such person’s respective affiliates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner or affiliate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant; B. as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made, and each of their affiliates or others acting in concert with them, all the items listed in subsection (C) below shall be provided;

7 12527125-6 C. as to any other business that the stockholder proposes to bring before the annual meeting: 1. a brief description of the business desired to be brought before the meeting; 2. the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws); 3. the reasons for conducting such business at the meeting; 4. any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates, or others acting in concert with them; and 5. as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and each of their respective affiliates or others acting in concert with them: a. the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, and of their respective affiliates or others acting in concert with them; b. for each class or series, the number of shares of stock of the corporation that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them; c. any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business; d. any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”), including, without limitation, the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them with respect to the corporation’s securities; e. any proxy, contract, arrangement, agreement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them has a right to vote any shares of any security of the corporation; f. any rights to dividends on the corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them that are separated or separable from the underlying security;

8 12527125-6 g. any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; h. any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household; i. any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them in any contract with the corporation or any affiliate of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement); j. any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors or affiliates; k. any material relationship between such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand; l. a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting and will be entitled to vote at the meeting; m. a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s then- outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19 of the 1934 Act); or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination; n. a representation that the stockholder giving the notice and the beneficial owners, if any, has or have compiled with all applicable federal, state and other legal requirements in connection with such stockholders and/or each such beneficial owners’ acquisition of shares of capital stock or other securities of the corporation and/or such stockholder’s and/or each such beneficial owner’s acts or omission as a stockholder of the corporation, including, without limitation, in connection with such nomination or proposal; o. any other information relating to such stockholder, such beneficial owner or their respective affiliates or others acting in concert with them, or director nominee or

9 12527125-6 proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and p. such other information relating to any proposed item of business as the corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action. D. In addition to the requirements of this Section 1.8, to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information must be received by the Secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five (5) business days after the record date for the annual meeting (in the case of any update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). E. No later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19 of the 1934 Act. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 of the 1934 Act (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19 of the 1934 Act), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 1.8 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. F. OTHER REQUIREMENTS AND PROCEDURES. 1. To be eligible to be a nominee of any stockholder for election as a director of the corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under this Section:

10 12527125-6 a. a signed and completed written questionnaire (in the form provided by the Secretary at the written request of a stockholder of record, which form will be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the corporation to determine the eligibility of such nominee to serve as a director of the corporation or to serve as an independent director of the corporation; b. a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue; c. a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Arrangement; d. a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and e. a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors. 2. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the Secretary any other information that may be reasonably required. 3. No person will be eligible to be nominated by a stockholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 1.8. No business proposed by a stockholder will be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 1.8. 4. The Chairperson of the meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that other proposed business was not properly brought before the meeting. If the Chairperson of the meeting should so determine, then the Chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be. 5. Notwithstanding anything to the contrary in this Section 1.8, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 1.8 to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such

11 12527125-6 person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting. 6. Without limiting this Section 1.8, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 1.8, it being understood that (a) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.8; and (b) compliance with Section 1.8 are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 1.8(D)(7) below). 7. Notwithstanding anything to the contrary in this Section 1.8, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Section 1.8 will be deemed to be satisfied by a stockholder if (a) such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the 1934 Act; and (b) such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 under the 1934 Act and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or any other business proposal. 1.9 STOCKHOLDER ACTION WITHOUT MEETINGS. Except as any provision of the Private Corporations Law may otherwise require, any action required by the Private Corporations Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper shall be delivered to the corporation by delivery to its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the Board of Directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 78.320 of the Private Corporations Law. ARTICLE II DIRECTORS 2.1 FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to

12 12527125-6 fix the compensation of the members thereof. The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies. 2.2 QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Nevada. The initial Board of Directors shall consist of one person. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time only by action of the directors, or, if the number is not fixed, the number shall be one. The number of directors may be increased or decreased only by action of the directors. 2.3 ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the articles of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Except as the Private Corporations Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, shall be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. 2.4 MEETINGS. A. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble. B. PLACE. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board. C. CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, of the President, or of a majority of the directors in office. D. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Whenever notice is required to be given under the Private Corporations Law, articles of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice. E. QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise

13 12527125-6 provided by the Private Corporations Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Private Corporations Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. F. CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside. 2.5 REMOVAL OF DIRECTORS. Except as may otherwise be provided by the Private Corporations Law, any director or the entire Board of Directors may be removed, with or without cause, only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote on such matter. 2.6 COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any power or authority the delegation of which is prohibited by Section 78.125 of the Private Corporations Law, and may authorize the seal of the corporation to be affixed to all papers which may require it. 2.7 WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. ARTICLE III OFFICERS 3.1 OFFICERS. The officers of the corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairperson of the Board, a Vice-Chairperson of the Board, one or more Executive Vice-Presidents, one or more other Vice- Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing such officer, no officer other than the Chairperson or Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine. Unless otherwise provided in the resolution choosing such officer, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor shall have been chosen and qualified.

14 12527125-6 3.2 DUTIES. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to such Secretary or Assistant Secretary. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors. ARTICLE IV INDEMNIFICATION 4.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. A. For purposes of this Article IV, (i) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or any current, former or predecessor entities which was owned in whole or in part by the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (ii) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative, or investigative. B. Each Indemnitee shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to Nevada Revised Statute (“NRS”) 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for any amounts paid in settlement to the corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 4.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

15 12527125-6 C. Indemnification pursuant to this Section 4.1 continue as to an Indemnitee who has ceased to be a director or officer of the corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators. D. The expenses of Indemnitees must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. To the extent that a director or officer of the corporation is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense. 4.2 INDEMNIFICATION OF EMPLOYEES OR OTHER PERSONS. The corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. 4.3 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification provided in this Article IV shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the articles of incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise. 4.4 INSURANCE. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. 4.5 OTHER FINANCIAL ARRANGEMENTS. The other financial arrangements which may be made by the corporation may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court. 4.6 OTHER MATTERS RELATING TO INSURANCE OR FINANCIAL ARRANGEMENTS. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article IV may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the corporation. In the absence of fraud (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article IV and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement 4.7 AMENDMENT. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article IV which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

16 12527125-6 4.8 CHANGES IN NEVADA LAW. References in these Bylaws to the Private Corporations Law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article IV hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the articles of incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by stockholders or the Board of Directors, to limit further the liability of members of the Board of Directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law ARTICLE V MISCELLANEOUS 5.1 CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors shall prescribe. 5.2 FISCAL YEAR. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors. 5.3 CONTROL OVER BYLAWS. Subject to the provisions of the articles of incorporation, the Bylaws, and the provisions of the Private Corporations Law, the power to alter, amend, repeal, or rescind these Bylaws and to adopt new Bylaws may be approved by the vote of a majority of the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote at any annual or special meeting of stockholders.

17 12527125-6 CERTIFICATE OF SECRETARY OF ADOPTION OF SECOND AMENDED AND RESTATED BYLAWS I, the undersigned, do hereby certify: That I am the Secretary of IZEA WORLDWIDE, INC., a Nevada corporation, that the foregoing Second Amended and Restated Bylaws constitute the Bylaws of said corporation as duly adopted by the Board of Directors of the corporation on June 14, 2024. IN WITNESS WHEREOF, I have hereunto subscribed my name on this 16th day of June 2024. By: Sandra R. Carbone